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                                                                  Exhibit 10.5.2

                       CAPITAL ONE FINANCIAL CORPORATION

          FIRST AMENDMENT TO THE CHANGE OF CONTROL AGREEMENT BETWEEN
              CAPITAL ONE FINANCIAL CORPORATION AND JAMES M. ZINN

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          THIS AMENDMENT OF AGREEMENT by and between Capital One Financial
Corporation (the "Company") and James M. Zinn (the "Executive"), dated as of December 18, 1997.

          WHEREAS, the Company entered into an Employment Agreement with the Executive dated as of November 1, 1994 (the "Agreement"), providing the Executive with compensation and benefit arrangements upon a Change of Control, as defined therein;

          WHEREAS, Section 12(a) of the Agreement provides that the Agreement may be modified by a written agreement executed by the Company and the Executive;

          WHEREAS, the Company and the Executive have as of the date of this Amendment of Agreement (the "Amendment") entered into a Nonstatutory Stock Option Agreement in the form of the Nonstatutory Stock Option Agreement attached as an exhibit to this Amendment (the "Stock Option Agreement"); and

          WHEREAS, the Company and the Executive now wish to amend the Agreement as provided in this Amendment.

          NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the Company and the Executive agree that the Agreement shall be modified as follows, effective November 1, 1994:


1. Effective as of the date of this Amendment, the Agreement shall be modified as follows:

     (a) The initial phrase of Section 2 of the Agreement is amended to read in its entirety as follows:

     Change of Control.  For the purpose of this Agreement, and except as
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     hereinafter provided in (e) and (f), a "Change of Control" shall mean:

     (b) Section 2 is further amended by adding a new paragraph (f) at the end of such section which shall read in its entirety as follows

     Notwithstanding the foregoing, a Change of Control shall not occur with respect to the Executive by reason of any event which would otherwise constitute a Change of Control if, immediately after the occurrence of such event, individuals including such Executive who were executive officers of the Company immediately prior to the occurrence of such event, own, directly or indirectly, on a fully diluted basis, (i) 15% or more of the then
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     outstanding shares of common stock of the Company or any acquiror or successor to substantially all of the business of the Company or (ii) 15% or more of the combined voting power of the then outstanding voting securities of the Company or any acquiror or successor to substantially all of the business of the Company entitled to vote generally in the election of directors.

     (c) Section 4(b)(ii) of the Agreement is amended to read in its entirety as follows:

     In addition to Annual Base Salary, the Executive shall be awarded, for each fiscal year beginning or ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the sum of the target award under the Company's Executive Annual Cash Incentive Plan and any other target awards under any other similar annual incentive plans (or, if no such target award is designated under the Company's Executive Annual Cash Incentive Plan or any similar plan, the midpoint below the high and low bonus payable to the Executive under such plan); provided, however,
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     that such target or midpoint, as the case may be, shall not be less than such target or midpoint under such plans in the year immediately preceding the Change of Control (the "Recent Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus. Any payment of the Executive's Annual Bonus made under this Section 4(b)(ii) shall be reduced to the extent provided in an election made by the Executive to forgo any or all bonus amounts otherwise payable in exchange for the receipt of stock options from the Company. The Company shall maintain an account (the "Stock Option Purchase Account"), the balance of which, as of any date, shall be equal to the aggregate dollar amount of bonuses that the Executive has agreed to forgo in exchange for the receipt of such stock options, less the amount of such bonuses or other compensation (including amounts payable upon termination of employment) actually forgone.

     (d) Section 6(a) of the Agreement is amended to read in its entirety as follows:

     If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than the following obligations: (i) payment of the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, (ii) payment of the product of (x) the greater of (A) the Annual Bonus paid or payable, including by reason of deferral and before any reduction for the amount of such bonus which the Executive may have agreed to forgo in consideration for the receipt of stock options, (and annualized for any fiscal year consisting of less than twelve full months or for which the Executive has been employed for less than twelve full months) for the

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     most recently completed fiscal year during the Employment Period, if any, and (B) the Recent Annual Bonus (such greater amount hereafter referred to as the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (iii) payment of any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (the amounts described in paragraphs (i), (ii) and (iii) are hereafter referred to as "Accrued Obligations"). The amount of the Company's payment obligations under paragraph (ii) of the Accrued Obligations shall be reduced by the amount of any such Annual Bonus that the Executive had elected to forgo in consideration of the grant of stock options (the "Net Accrued Obligations"). All Net Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. In addition, the Executive's estate or designated beneficiaries shall be entitled to receive the Executive's Annual Base Salary for the balance of the Employment Period; provided,
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     however, that such payments of Annual Base Salary shall be reduced by any
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     survivor benefits paid to the Executive's estate or designated beneficiary under the Company's Cash Balance Pension Plan (the "Pension Plan"). Anything in this Agreement to the contrary notwithstanding, the Executive's estate and family shall be entitled to receive benefits at least equal to the most favorable benefits provided generally by the Company and any of its affiliated companies to the estates and surviving families of peer executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect generally with respect to other peer executives and their estates and families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death generally with respect to other peer executives of the Company and its affiliated companies and their families.

     (e) Section 6(b) of the Agreement is amended to read in its entirety as follows:

     If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for Net Accrued Obligations. All Net Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. In addition, the Executive shall be entitled to receive the Executive's Annual Base Salary for the balance of the Employment Period; provided, however, that
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     such payments of Annual Base Salary shall be reduced by any benefits paid to the Executive under the Company's disability plans.
     Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those generally provided by the Company and

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     its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter generally with respect to other peer executives of the Company and its affiliated companies and their families.

     (f) Section 6(c) of the Agreement is amended to read in its entirety as follows:

     If the Executive's employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid. If the Executive terminates employment during the Employment Period other than for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Net Accrued Obligations. In such case, all Net Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     (g) Section 6(d)(i)(A) of the Agreement is amended by substituting the term "Net Accrued Obligations" for the term "Accrued Obligations" therein.

     (h) Section 6(d)(ii) is amended by adding the following at the end thereof:

     The right to continued benefits granted to the Executive and/or his family pursuant to this Section 6(d)(ii) shall be in addition to any right of continued coverage under any of the plans, programs, practices and policies described in Section 4(b)(iv) of this Agreement which the Executive and/or his family may be entitled to under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") upon any loss of coverage under such plans, programs, practices and policies.

     (i) Section 6(d) of the Agreement is amended by adding the following as a new flush sentence at the end thereof:

     The amount payable by the Company to the Executive pursuant to Section 6(d)(i)(B) above will be reduced by any remaining balance in the Stock Option Purchase Account.

     2. The amendments to the Agreement set forth in paragraph 1 of this Amendment, above, are subject to Shareholder Approval as defined in the Stock Option Agreement. If Shareholder Approval is not obtained, (i) this Amendment and the amendments set forth in this Amendment

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shall be null and void; and (ii) the Company and the Executive shall be bound by the terms of the Agreement as in effect immediately before the execution of this Amendment.

          IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first above written.

                                       CAPITAL ONE FINANCIAL CORPORATION



                                  By:
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                                       Richard D. Fairbank





                                       -----------------------------------------
                                       James M. Zinn

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